PRELIMINARY PROXY STATEMENT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Carey Credit Income Fund

(Name of Registrant as Specified In Its Charter)

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CAREY CREDIT INCOME FUND

330 Madison Avenue
New York, New York 10017

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

September [ ], 2017

Dear Shareholder,

On Friday, October 13, 2017, Carey Credit Income Fund (the “Master Fund”) will hold a Special Meeting of Shareholders (the “Special Meeting”) at the offices of Dechert LLP, 1095 6th Avenue, New York, NY 10036. The Special Meeting will begin at 11:00 a.m. Eastern time.

We are holding the Special Meeting to consider and vote upon a proposal to approve a new investment advisory agreement between the Master Fund and Guggenheim Partners Investment Management, LLC (“Guggenheim”).

Only shareholders of record who owned shares at the close of business on August 25, 2017 are entitled to vote their shares at the Special Meeting or any adjournment or postponement thereof. The Master Fund mailed this proxy statement and proxy card to shareholders on or about September [ ], 2017.

By Order of the Board of Trustees,

/s/ Paul S. Saint Pierre
Paul S. Saint Pierre
Secretary

It is important that your shares be represented and voted at the Special Meeting, whether or not you attend the Special Meeting. You may authorize your proxy by marking your votes on the enclosed proxy card, signing and dating it, and mailing it in the business reply envelope provided. You may also authorize your proxy by telephone or on the Internet by following the instructions on the enclosed proxy card. If you attend the Special Meeting, you may withdraw your proxy and vote in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 13, 2017:

The proxy statement is available at www.proxyvote.com.

CAREY CREDIT INCOME FUND
TABLE OF CONTENTS

Page
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS		[ ]
INFORMATION ABOUT THE MEETING AND VOTE		[ ]
PROPOSAL: APPROVAL OF NEW ADVISORY AGREEMENT		[ ]
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS		[ ]
OTHER BUSINESS		[ ]
INVESTMENT ADVISOR AND ADMINISTRATOR		[ ]
WHERE YOU CAN FIND MORE INFORMATION		[ ]
EXHIBITS
EXHIBIT A	NEW ADVISORY AGREEMENT
EXHIBIT B	BENEFICIAL OWNERSHIP INFORMATION

CAREY CREDIT INCOME FUND

330 Madison Avenue
New York, New York 10017

SPECIAL MEETING OF SHAREHOLDERS
To Be Held On October 13, 2017
PROXY STATEMENT
INFORMATION ABOUT THE MEETING AND VOTE

Why is a Special Meeting of Shareholders being held?
On June 15, 2017, W. P. Carey Inc. (“W. P. Carey”) announced that it would exit all non-traded retail fundraising activities. Related to that exit, W. P. Carey determined to wind down Carey Credit Advisors, LLC’s (“CCA”) investment advisory activities, and subsequently advised the Boards of Trustees (the “Board”) of the Master Fund, Carey Credit Income Fund 2016 T and Carey Credit Income Fund — I (each, a “Feeder Fund” and together with the Master Fund, the “Funds”) that it believed that it would be in the best interests of each Fund and its shareholders to transition to Guggenheim, the Master Fund's current sub-investment adviser, the ongoing and future investment advisory, administrative and fundraising activities of the Funds (the “Guggenheim Transition”). On July 6th, the Board formed a special committee consisting solely of the Board’s three Independent Trustees (as defined herein) (the “Special Committee”) to evaluate the proposed Guggenheim Transition. After careful consideration, at a Board meeting held on August 10, 2017 (the “Board Meeting”), the Special Committee recommended to the Board that the Guggenheim Transition be approved.
At the Board Meeting, the Board accepted the resignation of CCA as the investment advisor to the Master Fund, which became effective on September 11, 2017 (the “Resignation Date”). Upon the Resignation Date, the investment advisory agreement between CCA and the Master Fund (the “Prior Advisory Agreement”) and the sub-advisory agreement among Guggenheim, CCA and the Master Fund (the “Sub-Advisory Agreement”) terminated. At the Board Meeting and as permitted pursuant to Rule 15a-4 under the Investment Company Act of 1940, as amended (the “1940 Act”), and interpretive guidance provided by the staff of the Securities and Exchange Commission (the “SEC”), the Board (including all of the Independent Trustees, as defined herein) approved an interim investment advisory agreement between Guggenheim and the Master Fund (the “Interim Advisory Agreement”), which became effective on the Resignation Date. Pursuant to the Interim Advisory Agreement, Guggenheim may serve the Master Fund in such capacity on an interim basis for up to 150 days following the Resignation Date, as permitted by applicable regulations. Therefore, in order for Guggenheim to continue serving as the Master Fund's investment advisor following the expiration of the 150 day interim period, shareholders must approve a new investment advisory agreement for the Master Fund (the “New Advisory Agreement”).
In order to ensure continuity of services, at the Board Meeting, the Board also accepted the resignation of Carey Credit Advisors LLC as each Fund's administrator, which became effective on the Resignation Date, and appointed Guggenheim each Fund's new administrator effective on the Resignation Date. Further, in order to maintain the Funds' current distribution network for the public offering of Feeder Fund Shares, the Board also approved the assignment of the Dealer Manager Agreement from Carey Financial, LLC, a subsidiary of W. P. Carey (the “Dealer Manager”), to Guggenheim Funds Distributors, LLC (“GFD”), effective immediately.

What is the date of the Special Meeting and where will it be held?
The Special Meeting will be held on Friday, October 13, 2017 at the offices of Dechert LLP, 1095 6th Avenue, New York, NY 10036 and commence at 11:00 a.m. (local time). This proxy statement and the accompanying materials are being mailed to shareholders of record described below on or about September [ ], 2017.

What will I be voting on at the Special Meeting?
At the Special Meeting, you will be asked to approve a new investment advisory agreement between the Master Fund and Guggenheim.

What will the advisory fees be under the New Advisory Agreement?
The terms of the New Advisory Agreement will reduce the management fee from the tiered fee structure under the Prior Advisory Agreement to an annual rate of 1.75% of the Master Fund’s average gross assets. The management fee under the Prior Advisory Agreement was 2.000% on the portion of the Master Fund’s gross assets below $1 billion, 1.875% on the portion of the Master Fund’s gross assets between $1 billion and $2 billion and 1.750% on the portion of the Master Fund’s gross assets above $2 billion (2.000% for the fiscal year ended December 31, 2016). This change will result in a 12.5% reduction in the management fees to be paid under the New Advisory Agreement relative to those that would have been paid under the Prior Advisory Agreement. The incentive fee under the New Advisory Agreement will be identical to the incentive fee under the Prior Advisory Agreement and the Interim Advisory Agreement.

Will the Master Fund continue to have a sub-advisor?
No, upon the effectiveness of the Interim Advisory Agreement, Guggenheim became the Master Fund’s sole investment advisor and the Sub-Advisory Agreement was terminated.

How are shares voted in a "master-feeder" fund structure?
While you are a shareholder in a Feeder Fund that invests all or substantially all of its assets in the Master Fund, each Feeder Fund has agreed to pass through any Master Fund proposal to you and your fellow Feeder Fund shareholders and will vote all of its Master Fund shares in accordance with the voting instructions of the Feeder Fund’s shareholders. As a result, the boards of trustees of the Feeder Funds need your voting instructions as to how your Feeder Fund should vote its Master Fund shares. The proposals require the affirmative vote of the holders of a majority of the Master Fund’s outstanding voting securities (as defined by the 1940 Act). Because the proposal to approve the New Advisory Agreement is at the Master Fund level, shareholders of the Feeder Funds and direct shareholders of the Master Fund essentially will vote together as a single class.

What will happen if the New Advisory Agreement is not approved by shareholders?
In the event that the shareholders do not approve the New Advisory Agreement, Guggenheim may continue to act as the interim investment advisor for the Master Fund pursuant to the Interim Advisory Agreement for a period of up to 150 days following the Resignation Date. In such event, the Board will determine a course of action believed by the Board to be in the best interests of the Master Fund and its shareholders.

Who is entitled to vote at the Special Meeting?
Only shareholders of record as of the close of business on August 25, 2017, which we refer to as the “Record Date,” are entitled to notice of, to attend and to vote at, the Special Meeting and any postponements or adjournments thereof (and, in the case of shareholders of a Feeder Fund, to provide voting instructions to such Feeder Fund). As of the Record Date, there were [ ] issued and outstanding Shares of the Master Fund held directly or indirectly through the Feeder Funds by approximately [ ] holders of record entitled to vote at the Special Meeting.

How many votes do I have?
Each Share has one vote on the New Advisory Agreement proposal to be considered at the Special Meeting or any postponement or adjournment thereof (and, in the case of shareholders of a Feeder Fund, to provide voting instructions to such Feeder Fund).

Do I have any appraisal rights in connection with my Shares and the proposal contained herein?
No. Shareholders do not have any appraisal rights in connection with their shares and the proposal contained herein.

How may I vote?
You may vote either by attending the Special Meeting or by authorizing a proxy by telephone, on the internet or by mail in accordance with the instructions provided below.
Your vote is important. By authorizing a proxy promptly, the expense of a second mailing or additional solicitations by other means, including, in person and by telephone, facsimile and email, will be avoided.
You may authorize your proxy:

●	Via the internet. www.proxyvote.com

●	By telephone. 1-800-[ ]

●
By mail. You may vote by proxy by filling out the enclosed proxy card and returning it in the envelope provided. Please allow sufficient time for your proxy card to be timely received prior to 11:59 p.m., Eastern Time, on October 12, 2017, which is the day before the Special Meeting.

●
In person. You may vote in person at the Special Meeting by requesting a ballot when you arrive. You must bring valid picture identification, such as a driver’s license or passport, and may be requested to provide proof of share ownership as of the Record Date, such as a copy of your account statement.

     Shares represented by valid proxies will be voted at the Special Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” the New Advisory Agreement proposal described in this proxy statement.
The Board does not intend to present, and has no information indicating that others will present, any business at the Special Meeting, other than as set forth in this proxy statement. However, if other matters requiring the vote of shareholders come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?
You may revoke your proxy and change your vote any time before the Special Meeting. You may change your vote using the Internet or telephone methods described herein, prior to 11:59 p.m., Eastern Time, on October 12, 2017, which is the day before the Special Meeting, in which case only your latest Internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new proxy dated as of a later date, or by attending the Special Meeting and voting in person. However, your attendance at the Special Meeting will not automatically revoke your proxy, unless you properly vote at the Special Meeting, or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Fund prior to 11:59 p.m., Eastern Time, on October 12, 2017, which is the day before the Special Meeting at the following address: Carey Credit Income Fund, 330 Madison Avenue, New York, New York 10017, Attention: Paul S. Saint-Pierre, Secretary.

Will my vote make a difference?
Yes. Your vote is needed to ensure the proposal can be acted upon. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and will save significant additional expenses associated with soliciting shareholder votes.

What constitutes a “quorum”?
The presence in person or by proxy of the shareholders of the Master Fund entitled to cast one-third of the votes entitled to be cast at the Special Meeting will constitute a quorum for the transaction of business. Your Feeder Fund Shares will effectively contribute to the number of Master Fund Shares present for the purposes of determining if there is a quorum if you:

●	are entitled to vote and you are present in person at the Special Meeting; or

●	have properly authorized a proxy via the Internet, by telephone or by mail.
Abstentions will be included when determining the presence of a quorum. Shares for which brokers have not received voting instructions from the beneficial owner of the Shares (which are considered “broker non-votes” with respect to such proposals) will also be treated as Shares present for quorum purposes. If a quorum is not present, the Master Fund may adjourn the Special Meeting to a date not more than 120 days after the Record Date without further notice, other than announcement at the Special Meeting, to solicit additional proxies. The persons named as proxies will vote those proxies “FOR” such adjournment. Any business that might have been transacted at the Special Meeting as originally noticed may be transacted at any adjourned meetings at which a quorum is present.

What vote is required to approve the New Advisory Agreement?
Approval of the New Advisory Agreement requires the affirmative vote of the holders of a majority of the outstanding Shares of the Master Fund entitled to vote at the Special Meeting, with each Feeder Fund voting its Shares in the Master Fund on a pro rata basis for and against the New Advisory Agreement based on the votes of the Feeder Fund’s shareholders. The 1940 Act defines “a majority of outstanding voting securities” of the Master Fund as (a) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Master Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Master Fund, whichever is less. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the New Advisory Agreement. Each Feeder Fund will pass through the vote on the proposal to its shareholders. Because the proposal is at the Master Fund level, shareholders of the Feeder Funds and direct shareholders of the Master Fund essentially will vote together as a single class.
Shareholders of Record
If you are a Feeder Fund shareholder of record, your properly executed proxy received prior to 11:59 p.m., Eastern Time, on October 12, 2017, which is the day before the Special Meeting, and not duly revoked, will be voted in accordance with your instructions marked thereon. However, if you sign and return a proxy card without giving specific voting instructions, then the persons named as proxies will vote your Shares in the manner recommended by the Board on all matters presented in this proxy statement. With respect to any other business that may be properly presented for a vote at the Special Meeting, the persons named as proxies will vote your Shares in such manner as they may determine in their discretion.
Broker-controlled Shares
If you are a beneficial owner of Feeder Fund Shares held by a broker or other custodian, you may instruct the broker or other custodian that holds your Shares as to how to vote your Shares via the voting instruction form included with this proxy statement. All voting instruction forms timely received by the broker or other custodian that holds your Shares, and not duly revoked, will be voted in accordance with the instructions marked thereon. However, if you do not provide your broker or other custodian of your Shares with specific voting instructions, then your Shares are referred to as “uninstructed shares”. The broker or other custodian cannot vote uninstructed shares on a “non-routine” matter, such as the New Advisory Agreement proposal, and will inform the inspector of election that it does not have the authority to vote on such matters with respect to your Shares. This is referred to as a “broker non-vote.” As a result, in order for your vote to be counted on the New Advisory Agreement proposal, you must submit your voting instruction form to your broker or other custodian.
Principal Shareholders
As of the Record Date, to the knowledge of the Master Fund, no person is a beneficial owner or a shareholder of record, directly or indirectly through a Feeder Fund, of more than 5% of the voting securities of the Master Fund, except as set forth in Exhibit B.
Voting Agreement
W. P. Carey, the parent company of CCA, has entered into an agreement with Guggenheim pursuant to which W. P. Carey has agreed to cause CCA to vote the Shares of the Master Fund beneficially owned by CCA in favor of the

New Advisory Agreement. W. P. Carey believes that approval of the New Advisory Agreement is in the best interests of the Funds and their shareholders. W. P. Carey is not receiving any compensation from Guggenheim in connection with this voting agreement or in connection with the Guggenheim Transition.

How will the final voting results be announced?
Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K within four business days after the date of the Special Meeting or any postponement or adjournment thereof.

Will CCIF incur expenses in connection with the Special Meeting or the Guggenheim Transition?
No. W. P. Carey and Guggenheim have agreed to pay all costs associated with the solicitation of proxies for the Special Meeting. Broadridge Investor Communications Solutions Inc., which we refer to as “Broadridge,” has been retained by W. P. Carey and Guggenheim to assist in the solicitation of proxies at an expected cost that will not exceed $80,000 in the aggregate, plus the reimbursement of Broadridge’s reasonable out-of-pocket expenses.
 In addition to the solicitation of proxies by mail, proxies may be solicited by other means, including, by telephone, facsimile and email, by Broadridge and/or by trustees, officers and employees of the Master Fund, Guggenheim and/or W. P. Carey and affiliates of Guggenheim and/or W. P. Carey, none of whom will receive any additional compensation for their services.
In addition, neither CCIF or its shareholders will not bear any other costs associated with the Guggenheim Transition.

What does it mean if I receive more than one proxy card?
Some of your Shares may be registered differently or held in a different account. You should authorize a proxy to vote the Shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your Shares in registered form and wish to combine your shareholder accounts in the future, you should call us at [ ]. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a shareholder.
Only one proxy statement will be delivered to multiple shareholders sharing an address, unless a Fund has received contrary instructions. Each Fund will furnish, upon written or oral request, a separate copy of the proxy statement to a shareholder at a shared address to which a single proxy statement was delivered. Requests for a separate proxy statement, and notifications to a Fund that a shareholder wishes to receive separate copies in the future, should be made in writing to the respective Fund, [ ] or by calling toll-free [ ]. Multiple shareholders who are sharing an address and currently receiving multiple proxy statements may request to receive only one copy of such proxy statement by calling toll-free [ ].

How does the Board recommend voting on the New Advisory Agreement?
The Board, including all of the “non-interested” Trustees, recommends that you vote “FOR” the New Advisory Agreement to be considered and voted on at the Special Meeting.

APPROVAL OF NEW ADVISORY AGREEMENT

Background
On June 15, 2017, W. P. Carey, the ultimate parent company of CCA, announced that it would exit all non-traded retail fundraising activities. Related to that exit, W. P. Carey determined to wind down CCA's investment advisory activities, and subsequently advised the Board of the Funds that it believed that it would be in the best interests of each Fund and its shareholders to transition to Guggenheim, the Master Fund's current sub-investment advisor, the ongoing and future investment advisory, administrative and fundraising activities of the Funds. On July 6th, the Board formed the Special Committee to evaluate the proposed Guggenheim Transition. After careful consideration, at the Board Meeting, the Special Committee recommended to the Board that the Guggenheim Transition be approved.

At the Board Meeting, the Board accepted the resignation of CCA as the investment advisor to the Master Fund, which became effective on the Resignation Date. Upon the Resignation Date, the Prior Advisory Agreement terminated. Also at the Board Meeting, the Board appointed Guggenheim as the interim investment advisor to the Master Fund, which became effective on the Resignation Date, as permitted by rules under the 1940 Act and related guidance from the SEC.

Interim Advisory Agreement
Rule 15a-4 under the 1940 Act (as interpreted by guidance provided by the staff of the SEC) permits the Board (including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of the Master Fund or Guggenheim (the “Independent Trustees”)) to approve and enter into an Interim Advisory Agreement pursuant to which Guggenheim may serve as investment advisor to the Master Fund for up to 150 days following the Resignation Date pending receipt of shareholder approval of the Master Fund's New Advisory Agreement. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years has had, a material business or professional relationship with the Master Fund. The members of the Board that are not Independent Trustees are “Interested Trustees.”
The Board, including all of the Independent Trustees, approved the Interim Advisory Agreement at the Board Meeting which became effective on the Resignation Date. Among other considerations, in approving the Interim Advisory Agreement, the Board, including all of the Independent Trustees, determined that the scope and quality of services to be provided to the Master Fund under the Interim Advisory Agreement would be at least equivalent to the scope and quality of services provided under the Prior Advisory Agreement and the Sub-Advisory Agreement. There are no material differences between the terms of the Interim Advisory Agreement and the terms of the Prior Advisory Agreement, except for a lower management fee (1.75% of average gross assets vs. the tiered fee structure) and those provisions in the Interim Advisory Agreement which comply with the requirements of Rule 15a-4 under the 1940 Act. The provisions of the Interim Advisory Agreement required by Rule 15a-4 under the 1940 Act include:

1)	the Interim Advisory Agreement terminates upon the earlier of the 150th day following the Resignation Date or the effectiveness of the New Advisory Agreement; and

2)
the Board or a majority of the Master Fund's outstanding voting securities may terminate the Interim Advisory Agreement at any time, without the payment of any penalty, on not more than 10 calendar days' written notice to Guggenheim.

New Advisory Agreement
The Master Fund is seeking approval of the New Advisory Agreement between the Master Fund and Guggenheim, which, if approved by the Master Fund’s shareholders, will replace the Interim Advisory Agreement. Under the New Advisory Agreement, Guggenheim will remain the Master Fund’s sole investment advisor. The material terms of the New Advisory Agreement will be substantially the same as the Interim Advisory Agreement, including the lower management fees paid by the Master Fund as described below; the New Advisory Agreement will reflect the removal of the provisions included in the Interim Advisory Agreement for compliance with the requirements of Rule 15a-4 under the 1940 Act.
The 1940 Act requires that a new investment advisory agreement be approved by both a majority of directors who are not parties to such contract or agreement or interested persons of any such party and “a majority of the outstanding voting securities,” as such terms are defined under the 1940 Act. The Board, including all of the Independent Trustees, has approved the New Advisory Agreement and believes it to be in the best interest of the Master Fund and its shareholders. The Board is currently composed of five directors, three of whom are not “interested persons,” of the Master Fund or Guggenheim as defined in the 1940 Act (the “Independent Trustees”). If approved by a majority of the Master Fund’s outstanding shares (as defined under the 1940 Act) at the Special Meeting, the New Advisory Agreement will become effective on that date.
The shareholders of the Master Fund are being asked at the Special Meeting to approve the New Advisory Agreement between the Master Fund and Guggenheim for an initial term of two years. If the Master Fund enters into the New Advisory Agreement, the Interim Advisory Agreement would be terminated at such time. The Board believes that the approval of the New Advisory Agreement is in the best interest of the Master Fund and its shareholders and will benefit the Master Fund as such approval would provide continuity of advisory services to the Master Fund by Guggenheim in its capacity as investment advisor. The Master Fund’s investment objective, which is to provide its shareholders with current income, capital preservation, and, to a lesser extent, long-term capital appreciation by investing primarily in large, privately-negotiated loans to private middle market U.S. companies, will remain unchanged as a result of the adoption of the New Advisory Agreement.
If the Master Fund and Guggenheim enter into the New Advisory Agreement, you will still own the same amount and type of Feeder Fund Shares, and your Feeder Fund will continue to own the same amount and type of shares in the Master Fund, which will continue to be a BDC. However, following the appointment of Guggenheim as the Master Fund’s sole investment advisor, certain executive officers affiliated with CCA, including Mark J. DeCesaris, the former Chief Executive Officer of the Funds, and Kamal Jafarnia, a Senior Vice President of the Funds, have resigned from their positions and have been replaced by Matthew Bloom and John Palmer, respectively, each of whom is affiliated with Guggenheim. Importantly, the key personnel of CCA who provided services to the Funds have become employees of Guggenheim as of the Resignation Date and will continue to provide the same services to the Funds.

Administrative Services Agreement and Dealer Manager Agreement
In order to ensure continuity of services, at the Board Meeting the Board also appointed Guggenheim as each Fund's new administrator, effective on the Resignation Date. The Board considered that the terms of the Administrative Services Agreement pursuant to which Guggenheim will act as administrator to the Funds (the “Administration Agreement”) are substantially unchanged from those in the prior Administrative Services Agreement with CCA, and that the Funds pay no separate fee under the Administration Agreement other than reimbursement of Guggenheim's expenses incurred providing the services under the Administration Agreement. Although shareholder approval of the Administration Agreement is not required, the Board considered each Administration Agreement in light of the principles established for approving arrangements governed by Section 15 of the 1940 Act, and also concluded that (i) the services to be rendered under the Administration Agreement are in the best interest of the respective Funds; (ii) the administrative services to be rendered by Guggenheim are required for the operation of each of the respective Funds; (iii) Guggenheim can provide administrative services the nature and quality of which are at least equal to that provided by others offering the same or similar services; and (iv) the compensation arrangement is fair and reasonable in light of the services rendered. In order to maintain the Funds' current fundraising network for the public offering of Feeder Fund Shares, the Board also approved the assignment of the Dealer Manager Agreement from the Dealer Manager to GFD, effective immediately. The aggregate amount of reimbursements the Funds made to CCA for administrative services rendered during the fiscal year ended December 31, 2016 was $[_____]. The aggregate amount of fees paid to the Dealer Manager during the fiscal year ended December 31, 2016 was $[____], [all of which was paid out to selected dealers that distribute the Funds].

Overview of the Interim Advisory Agreement
As of the Resignation Date, Guggenheim became responsible for the day-to-day corporate management activities of the Master Fund, including the provision of accounting services, investor relations, other administrative services and the management of the Master Fund’s investment portfolio, on an interim basis. The activities of Guggenheim are subject to the supervision and oversight of the Board.
Advisory Services
Under the terms of the Interim Advisory Agreement, Guggenheim, which we refer to as the “Interim Advisor,” is responsible for the following:

•	determining the composition and allocation of the Master Fund’s portfolio, the nature and timing of the changes to the Master Fund’s portfolio, and the manner of implementing such changes;

•	identifying, evaluating, negotiating, and structuring the investments the Master Fund makes;

•	performing due diligence on prospective portfolio companies;

•	executing, closing, servicing, and monitoring the investments the Master Fund makes;

•	determining the securities and other assets that the Master Fund will purchase, retain, or sell;

•	arranging for debt financing on the Master Fund’s behalf, subject to oversight and approval of the Board of Trustees; and

•
providing the Master Fund with such other investment advisory, research, and related services as the Master Fund may, from time to time, reasonably require for the investment of the Master Fund’s capital.

Each investment that the Master Fund makes requires the approval of the Interim Advisor. Certain affiliated co-investment transactions, to the extent permitted by an existing SEC exemptive order, may require the additional approval of the Master Fund’s independent trustee committee. Prior to approving the New Advisory Agreement, the Board was advised that the Funds could continue to rely on that SEC exemptive order during the Guggenheim Transition pending the SEC's approval of amended exemptive relief to reflect CCA's resignation.
Additionally, as a BDC, the Master Fund is required to offer significant managerial assistance to the Master Fund’s portfolio companies. This managerial assistance may include monitoring the operations of the Master Fund’s portfolio companies, participating in board and management meetings, consulting with and advising officers of the Master Fund’s eligible portfolio companies and providing other organizational and financial guidance. Guggenheim makes available such managerial assistance, on the Master Fund’s behalf, to the Master Fund’s eligible portfolio companies whether or not they request this assistance. The Master Fund may receive fees for these services and reimburses Guggenheim for its allocated costs in providing such assistance, subject to review and approval by the Board.
Term
The Interim Advisory Agreement was approved by the Board on August 10, 2017 and became effective on the Resignation Date. Unless terminated earlier as described below, the Interim Advisory Agreement will continue on an interim basis until the earlier of (i) 150 calendar days from the Resignation Date or such later date as may be consistent with the 1940 Act, rules and regulations thereunder or exemptive relief or interpretive positions of the staff of the SEC or (ii) the effective date of the New Advisory Agreement between the Master Fund and Guggenheim that has been approved by a majority the Master Fund’s outstanding voting securities.
The Interim Advisory Agreement will automatically terminate in the event of its assignment. In accordance Rule 15a-4 under the 1940 Act, the Master Fund may terminate the Interim Advisory Agreement upon 10 days’ written notice. The decision to terminate the Interim Advisory Agreement may be made by a majority of the Master Fund’s Independent Trustees or the holders of a majority of the Master Fund's outstanding shares.
Guggenheim is permitted to voluntarily terminate the Interim Advisory Agreement, upon 120 days’ prior written notice.
Advisory Fees
The Feeder Funds do not incur a separate advisory fee, but each Feeder Fund and its shareholders are indirectly subject to the Master Fund’s advisory fee on a pro rata basis. The Master Fund pays Guggenheim a fee for its services under the Interim Advisory Agreement. The fee consists of two components: a management fee and an incentive fee. The Master Fund believes that this fee structure benefits shareholders by aligning the compensation the Interim Advisor with the Master Fund’s overall investment performance. The cost of both the management fee and the incentive fee is ultimately borne by the Master Fund’s shareholders.
Management Fee
The management fee is calculated at the annual rate of 1.75% based on the simple average of the Master Fund’s gross assets (i.e., total assets) at the end of the two most recently completed calendar months and is payable monthly in arrears. The determination of gross assets will reflect changes in the fair value of portfolio investments, including both realized and unrealized capital appreciation. Although the Master Fund does not anticipate making significant investments in derivative financial instruments, the fair value of any such investments, which will not necessarily equal their notional value, will be included in the calculation of gross assets.
Incentive Fee

The incentive fee comprises two parts: (1) a subordinated incentive fee on income and (2) an incentive fee on capital gains. Each part of the incentive fee is outlined below.
The subordinated incentive fee on income is earned on pre-incentive fee net investment income and is determined and payable in arrears as of the end of each calendar quarter during which the Interim Advisory Agreement is in effect. In the case of a liquidation or if the Interim Advisory Agreement is terminated, the fee will also become payable as of the effective date of the event.
The subordinated incentive fee on income for each quarter is calculated as follows:

●
No subordinated incentive fee on income is payable in any calendar quarter in which the pre-incentive fee net investment income does not exceed a quarterly return to investors of 1.875% on average adjusted capital (the “quarterly preferred return”).

●
All pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 2.344% on average adjusted capital in any quarter, will be payable to the Interim Advisor (the “catch-up”). The catch-up is intended to provide an incentive fee of 20% on all pre-incentive fee net investment income when pre-incentive fee net investment income reaches 2.344% on average adjusted capital in any quarter.

●
For any quarter in which pre-incentive fee net investment income exceeds 2.344% on average adjusted capital, the subordinated incentive fee on income is equal to 20% of the amount of pre-incentive fee net investment income, because the preferred return and catch up will have been achieved.

●
Pre-incentive fee net investment income is defined as the Master Fund’s quarterly net investment income as determined by general accounting principles generally, excluding the expenses of quarterly Incentive Fee; plus Net Interest, if any, as defined below; less dividends declared in the quarter on any issued outstanding preferred stock of the Master Fund; less the quarterly operating expenses for (i) each Feeder Fund and (ii) any future feeder funds, disregarding any Feeder Fund distribution and shareholder servicing fees; less any quarterly expense support obligations from the Interim Advisor under the Expense Support and Conditional Reimbursement Agreement; plus any quarterly expense support reimbursement obligation from the Feeder Funds to the Interim Advisor under the Expense Support and Conditional Reimbursement Agreement.

●	Any management fees waived by the Interim Advisor will be disregarded in the calculation of the incentive fee.

●
For purposes of computing the subordinated incentive fee on income, the calculation methodology will look through derivatives or swaps as if the Master Fund owned the reference assets directly. Therefore, Net Interest, if any, associated with a derivative or swap (which is defined as the difference between (i) the interest income and transaction fees received in respect of the reference assets of the derivative or swap and (ii) all interest and other expenses paid by the Master Fund to the derivative or swap counterparty) will be included in the calculation of quarterly pre-incentive fee net investment income for purposes of the subordinated incentive fee on income.

●
Average adjusted capital is defined as the daily average of (i) cumulative proceeds generated from sales of the Master Fund’s common shares, (ii) reduced for (A) distributions paid to the Master Fund shareholders that represent return of capital on a tax basis and (B) the cumulative historical proceeds originally generated from sales of the Master Fund’s common shares that have been repurchased pursuant to the share repurchase program or a liquidity event.

The following is a graphical representation of the calculation of the quarterly subordinated incentive fee on income:
Quarterly Subordinated Incentive Fee on
Pre-Incentive Fee Net Investment Income
(expressed as a percentage of average adjusted capital)

Percentage of Pre-Incentive Fee Net Investment Income
Allocated to Quarterly Incentive Fee

The incentive fee on capital gains is earned on liquidated investments and is determined and payable in arrears as of the end of each calendar year during which the Interim Advisory Agreement is in effect. In the case of a liquidation, or if the Interim Advisory Agreement is terminated, the fee will also become payable as of the effective date of such event. The annual fee will equal 20% of realized capital gains on a cumulative basis from inception, net of (i) all realized capital losses and unrealized depreciation on a cumulative basis from inception and (ii) the aggregate amount, if any, of previously paid incentive fees on capital gains as calculated in accordance with generally accepted accounting principles.
For purposes of computing the incentive fee on capital gains, the calculation methodology will look through derivatives or swaps as if the Master Fund owned the reference assets directly. Therefore, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative or swap, will be included on a cumulative basis in the calculation of the incentive fee on capital gains.
Because of the structure of the subordinated incentive fee on income and the incentive fee on capital gains, it is possible that the Master Fund may pay such fees in a quarter where it incurs a net loss. For example, if the Master Fund receives pre-incentive fee net investment income in excess of the 1.875% on average adjusted capital for a quarter, it will pay the applicable incentive fee even if it has incurred a net loss in the quarter due to a realized or unrealized capital loss. The Interim Advisor will not be under any obligation to reimburse the Master Fund for any part of the incentive fee they receive that is based on prior period accrued income that the Master Fund never receives as a result of a subsequent decline in the value of its portfolio or any borrower default.
The fees that are payable under the Interim Advisory Agreement for any partial period will be appropriately prorated. The fees are calculated using a detailed policy and procedure approved by the Master Fund’s Board of Trustees, including a majority of the Independent Trustees, and such policy and procedure are consistent with the description of the calculation of the fees set forth above.
The Interim Advisor may elect to defer or waive all or a portion of the fees that would otherwise be paid to it in its sole discretion. Any portion of a fee deferred as to any month, quarter, or year will be deferred without interest and may be taken in any such other month (prior to the occurrence of a liquidity event) as the Interim Advisor may determine in its sole discretion. Deferred fees may be paid at a later date but in any case no later than three years from the date such fees were incurred. Any fee waivers or deferrals may not be made for the purpose or effect of increasing the amount of the incentive fee to be paid by the Master Fund to the Interim Advisor (and indirectly borne by the Feeder Funds).

Examples of the two-part incentive fee:
Example 1 – Subordinated Incentive Fee on pre-incentive fee net investment income for each quarter

Scenarios expressed as a percentage of average adjusted capital	Scenario 1	Scenario 2	Scenario 3
Pre-incentive fee net investment income	0.500%	1.950%	2.800%
Catch up incentive fee (maximum of 0.469%)	0%	(0.075)%	(0.469)%
Split incentive fee (20% above 2.344%)	0%	0%	(0.091)%
Net Investment income	0.500%	1.875%	2.240%

Scenario 1 – Subordinated Incentive Fee on Income
Pre-incentive fee net investment income does not exceed the 1.875% preferred return rate; therefore, there is no catch up or split incentive fee on pre-incentive fee net investment income.
Scenario 2 – Subordinated Incentive Fee on Income
Pre-incentive fee net investment income falls between the 1.875% preferred return rate and the catch up of 2.344%; therefore, the incentive fee on pre-incentive fee net investment income is 100% of the pre-incentive fee above the 1.875% preferred return, or 0.0750% of average adjusted capital.
 Scenario 3 – Subordinated Incentive Fee on Income
Pre-incentive fee net investment income exceeds the 1.875% preferred return and the 2.344% catch up provision. Therefore the catch up provision is fully satisfied by the 0.469% (rounded) of pre-incentive fee net investment income above the 1.875% preferred return rate and there is a 20% incentive fee on pre-incentive fee net investment income above the 2.344% threshold. This provides a 0.560% incentive fee, which represents 20% of pre-incentive fee net investment income.
Example 2 – Incentive Fee on Capital Gains
Assumptions
Year 1: No net realized capital gains or losses
Year 2:
6% realized capital gains and 1% realized capital losses and unrealized capital depreciation; capital gain incentive fee = 20% × (realized capital gains for year computed net of all realized capital losses and unrealized capital depreciation at year end)

Year 1 Incentive Fee on Capital Gains	= 20% x (0)

= 0

= No Incentive Fee on Capital Gains

Year 2 Incentive Fee on Capital Gains	= 20% x (6% -1%)

= 20% x 5%

= 1%

Indemnification of the Interim Advisor
The Interim Advisory Agreement provides that Guggenheim (and each of its officers, trustees, and affiliated persons), its shareholders (and owners of the shareholders), controlling persons, and agents are entitled to indemnification from the Master Fund for any damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by them in or by reason of any pending, threatened, or completed action, suit, investigation, or other proceedings arising out of, or otherwise based on the performance of any of, such advisor’s duties or obligations under the Interim Advisory Agreement or otherwise as the investment advisor, (i) to the extent such damages, liabilities, costs, and expenses (A) are not fully reimbursed by insurance, and (B) the standard of care set forth in the Declaration of Trust has been satisfied, and (ii) otherwise to the fullest extent such indemnification is consistent with the provisions of the Declaration of Trust, the 1940 Act, the laws of the State of Delaware, and other applicable law.

Overview of the New Advisory Agreement
The New Advisory Agreement is substantially the same as the Interim Advisory Agreement, except for the proposed amendments described below. This summary description is qualified in its entirety by the complete text of the New Advisory Agreement, a copy of which is attached as Exhibit A to this proxy statement. The copy of the New Advisory Agreement attached as Exhibit A to this proxy statement is marked to show the changes against the Interim Advisory Agreement.
Advisory Fees
The terms of the New Advisory Agreement provide that the Master Fund will pay Guggenheim a fee for its services. The fee will continue to consist of two components: (1) a management fee and (2) an incentive fee. The cost of both the management fee and the incentive fee will continue to be ultimately borne by the Master Fund’s shareholders.
 Lower Management Fee
 The terms of the New Advisory Agreement will include the lower management fee of an annual rate of 1.75% of the Master Fund’s average gross assets. The management fee under the Prior Advisory Agreement was 2.000% on the portion of the Master Fund’s gross assets below $1 billion, 1.875% on the portion of the Master Fund’s gross assets between $1 billion and $2 billion and 1.750% on the portion of the Master Fund’s gross assets above $2 billion. Since the Funds' inception, the annual management fee rate has been 2.000%. The aggregate amount of CCA's management fee under the Prior Advisory Agreement during the fiscal year ended December 31, 2016 was $[3,473,000], 50% of which CCA paid to Guggenheim for its services as sub-advisor.
Same Incentive Fee
The terms of the New Advisory Agreement will provide that the incentive fee will be calculated in the same manner as the Interim Advisory Agreement. Since the inception of the Master Fund, no incentive fee was earned by or paid to CCA under the Prior Advisory Agreement.

Information Regarding Guggenheim
The Chief Investment Officer of Guggenheim Partners Investment Management, LLC is Scott Minerd. The address of the principal business office of Guggenheim Partners Investment Management, LLC and its officers is c/o Guggenheim Partners Investment Management, LLC, 100 Wilshire Blvd., Suite 500, Santa Monica, California, 90401. Guggenheim is an indirect subsidiary of Guggenheim Partners, LLC.
Guggenheim served as the sub-advisor to the Master Fund from inception until its appointment as the interim investment advisor on the Resignation Date. Certain key W. P. Carey personnel have also been offered employment at Guggenheim following the Resignation Date. However, [following the appointment of Guggenheim as the Master Fund’s interim investment advisor on the Resignation Date], certain executive officers affiliated with CCA, including Mark J. DeCesaris and Kamal Jafarnia, will no longer be in their positions and will be replaced with Matthew Bloom and John Palmer, each of whom is affiliated with Guggenheim.

Board Considerations
Following W. P. Carey’s June 15th announcement, the Board received two unsolicited letters from third parties offering to discuss one or more potential strategic transactions with the Board. On July 6th, the Board formed the Special Committee to evaluate the proposed Guggenheim Transition along with the third party offers regarding one or more potential strategic transactions. The Special Committee retained independent legal counsel to advise it and formally met telephonically or in-person three times in July and August with its independent legal counsel, as well as some or all of the Special Committee members having several informal discussions with counsel during that period. The Special Committee also received a joint presentation from Guggenheim and CCA at an in-person meeting held on July 26, 2017, and a representative of the Special Committee met with representatives of Guggenheim that would be involved in the Funds' administration and distribution activities on August 2, 2017.
The Interim Advisory Agreement and the New Advisory Agreement, along with various other actions necessary to facilitate the Guggenheim Transition, were considered by the Special Committee at the Board Meeting, which was held in person on August 10, 2017. At the Board Meeting, the Special Committee and the Board reviewed information relating to Guggenheim, including materials relating to Guggenheim’s business, personnel and financial resources, and met with and asked questions of senior personnel of Guggenheim and senior personnel at CCA that were anticipated to join Guggenheim and continue providing services to the Funds. Following the presentation and after careful consideration of various matters, and evaluation of all factors deemed relevant, which are described below under “Factors Considered by the Board,” the Special Committee recommended that the Board approve the Guggenheim Transition, and the Board, including all of the Independent Trustees, approved the Interim Advisory Agreement and New Advisory Agreement as being in the best interest of the Master Fund and its shareholders.
The Board then directed that the New Advisory Agreement be submitted to the Master Fund’s shareholders for approval with the Board’s recommendation that the shareholders vote to approve the New Advisory Agreement.
In the event that the shareholders do not approve the New Advisory Agreement, Guggenheim may continue to act as the investment advisor for the Master Fund pursuant to the Interim Advisory Agreement for a period of up to 150 days following the Resignation Date. In such event, the Board will determine a course of action believed by the Board to be in the best interests of the Master Fund and its shareholders.

Factors Considered by the Board
In approving the Interim Advisory Agreement and the New Advisory Agreement, the Board, including all of the Independent Trustees, considered the following factors, in addition to other factors noted in this Proxy Statement:

•	the unanimous recommendation of the Special Committee in favor of approving the Guggenheim Transition;

•
the Board, including all of the Independent Trustees, had renewed the Sub-Advisory Agreement with Guggenheim in January 2017 based on an analysis of written information provided by Guggenheim and Board discussions with Guggenheim in respect of Guggenheim’s investment advisory capabilities, all in accordance with the requirements of Section 15(c) of the 1940 Act;

•
the provision of additional written information by Guggenheim and additional Board discussions with Guggenheim in respect of Guggenheim’s investment advisory, administrative and distribution-related capabilities, all in accordance with the requirements of Section 15(c) of the 1940 Act;

•
the ability of Guggenheim to maintain continuity in the investment advisory services that have been provided by CCA and Guggenheim to the Master Fund, including Guggenheim's expectation that the key personnel of CCA who have provided services to the Funds would continue to provide those services as employees of Guggenheim after the Resignation Date;

•	the reputation, capabilities, experience, organizational structure and financial resources of Guggenheim;

•	the long-term business goals of Guggenheim with regard to the business and operations of the Funds;

•
Guggenheim’s representation to the Board that the manner in which the Master Fund's assets are managed will not change on a going forward basis; and that it intends to provide the same or greater scope and quality of investment advisory and other services to the Funds as are currently provided;

•	the estimated fees and expenses of the Funds, including a lower annual management fee of 1.75% of the Master Fund’s average gross assets;

•	the fees of comparable BDCs managed by other advisors and similar private products managed by Guggenheim;

•	the Master Fund's and Guggenheim's performance, which has been strong compared to its peer group;

•
there are no material differences between the other terms of the Interim Advisory Agreement and New Advisory Agreement and the other terms of the Prior Advisory Agreement, except for those provisions in the Interim Advisory Agreement for compliance with Rule 15a-4 under the 1940 Act; and

•
CCA and Guggenheim have agreed to bear the costs, fees and expenses incurred by the Funds in connection with this Proxy Statement and any other costs of the Funds associated with the Guggenheim Transition.

Nature, Extent and Quality of Services Provided by the Advisor. The Board considered Guggenheim's representations to the Board that it intends to provide the same or greater scope and quality of investment advisory services to the Master Fund that it and CCA have provided. The Board noted the ability of Guggenheim to maintain continuity in the investment advisory services that have been provided by CCA and Guggenheim to the Master Fund, including Guggenheim's expectation that the key personnel of CCA who have provided services to the Funds will continue to provide those services as employees of Guggenheim after the Resignation Date, with the result that the advisory and administrative services provided to the Funds are not expected to change. The Board considered the scope of Guggenheim's fixed income business, in particular its corporate credit and direct lending platform, and noted that approximately 70% of the Master Fund's investments to-date have been privately-originated middle market companies that were sourced, originated, negotiated and/or structured by Guggenheim, where Guggenheim maintains deep relationships with the portfolio companies. The Board also considered that Guggenheim has extensive experience with fund administration and oversight of service providers in connection with its role as sponsor of a large registered product business. The Board also considered Guggenheim's statement that its compliance policies and procedures, disaster recovery plans, information security controls and insurance program would not change materially following the Resignation Date, and the Funds' chief compliance officer's statement that he had reviewed the compliance policies and procedures of Guggenheim and Guggenheim Funds Distributor's and concluded that each program is reasonably designed to prevent and detect violations of the Federal Securities Laws (as defined in Rule 38a-1 under the 1940 Act), and complies with Rule 38a-1 under the 1940 Act. Based on this review, the Board concluded that the range and quality of services provided by Guggenheim to the Funds were expected to continue under the Interim Advisory Agreement and the New Advisory Agreement at the same or improved levels.
Advisory Fees. The Board also considered the fact that the management fee will be lower and the incentive fee will be the same under both the Interim Advisory Agreement and the New Advisory Agreement as they are under the Prior Advisory Agreement, which had within the last year been determined to be reasonable, and considered the fees of comparable BDCs managed by other advisors and similar private products managed by Guggenheim. The Board noted that the lower management fee is equal to the lowest fee among peer funds, and that the incentive fee is in line with the peer funds, with a hurdle rate that is equal to the highest hurdle among peer funds. The Board concluded that these factors supported approval of the Interim Advisory Agreement and New Advisory Agreement.
Performance. With respect to the Master Fund’s performance, the Board considered that the Master Fund’s performance since inception had been strong compared to peer fund performance, with the Master Fund being one of only three unlisted, continuously offered BDCs not to have experienced cumulative realized or unrealized losses through the first quarter of 2017. The Board noted that the team responsible for managing the Master Fund's assets would continue to provide portfolio management services under the Interim Advisory Agreement and the New Advisory Agreement. The Board concluded that these factors supported approval of the Interim Advisory Agreement and New Advisory Agreement.

Profitability. The Board noted that it was too early to predict how the Guggenheim Transition may affect Guggenheim’s future profitability from its relationship with the Funds, but concluded that this matter would be given further consideration on an annual basis going forward. The Board noted that since the Fund’s inception CCA and Guggenheim had been making expense support payments to the Funds to support the Funds’ ability to pay distributions to shareholders and that Guggenheim has agreed to continue to make these expense support payments after the Resignation Date.
Economies of Scale. The Board considered any potential economies of scale that may result from the Guggenheim Transition. The Board further noted Guggenheim's statement that such economies of scale could not be predicted in advance of the Guggenheim Transition.
Other Benefits. The Board considered certain indirect benefits received by Guggenheim in connection with acting as sub-advisor and interim advisor to the Funds, including reimbursements to Guggenheim of allocable expenses under the Administration Agreement. The Board also considered indirect benefits to Guggenheim and its affiliates expected to be derived from their relationships with the Funds as a result of the Guggenheim Transition and noted that no additional benefits were reported by Guggenheim. The Board concluded that the advisory fees are reasonable, taking into consideration these other indirect benefits.

Vote Required
Approval of the New Advisory Agreement requires the affirmative vote of the holders of a majority of the outstanding Shares of the Master Fund entitled to vote at the Special Meeting, with each Feeder Fund voting its Shares in the Master Fund on a pro rata basis for and against the New Advisory Agreement based on the votes of the Feeder Fund’s shareholders. The 1940 Act defines “a majority of outstanding voting securities” of the Master Fund as (a) 67% or more of the voting securities present at the Special Meeting if the holders of more than 50% of the outstanding voting securities of the Master Fund are present or represented by proxy or (b) more than 50% of the outstanding voting securities of the Master Fund, whichever is less. Abstentions and broker non-votes will not count as affirmative votes cast and will therefore have the same effect as votes against the New Advisory Agreement. Each Feeder Fund will pass through the vote on the proposal to its shareholders and will vote all of its Master Fund shares in accordance with the voting instructions of the Feeder Fund's shareholders. Because the proposal is at the Master Fund level, shareholders of the Feeder Funds and direct shareholders of the Master Fund essentially will vote together as a single class.

THE BOARD RECOMMENDS A VOTE
“FOR” THE NEW ADVISORY AGREEMENT.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table presents certain information as of the Record Date, with respect to the beneficial ownership of the Shares by (1) each existing trustee, (2) each existing executive officer and (3) all of the Master Fund’s existing trustees and existing executive officers as a group.
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” and includes voting or investment power with respect to the Shares. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date.
Unless otherwise indicated, to the Master Fund’s knowledge, all persons named in the table below have sole voting power and sole investment power with respect to the Shares indicated as beneficially owned. In addition, unless otherwise indicated, the address for each person named below is c/o Carey Credit Income Fund, [100 Wilshire Blvd, Santa Monica, CA 90401].

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage

Interested Trustees:
Mark J. DeCesaris*	[ ]	[ ]
Matthew Bloom	[ ]	[ ]
Independent Trustees:
Marc S. Goodman	[ ]	[ ]
Eric Rosenblatt	[ ]	[ ]
Peter E. Roth	[ ]	[ ]
Current Executive Officers:
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
Existing Directors and Executive Officers as a group
*Mr. DeCesaris’s address is c/o W. P. Carey Inc., 50 Rockefeller Plaza, New York, New York 10020.

OTHER BUSINESS

The Board is not aware of any other matters that will be presented for action at the Special Meeting other than those set forth herein. Should any other matters requiring a vote of shareholders arise, proxies will be voted in the discretion of the persons named in the proxy card.

INVESTMENT ADVISOR, ADMINISTRATOR AND PRINCIPAL UNDERWRITER

Set forth below are the names and addresses of the Master Fund’s investment advisor, administrator and principal underwriter as of the date of this proxy statement:

INVESTMENT ADVISOR AND ADMINISTRATOR	PRINCIPAL UNDERWRITER
Guggenheim Partners Investment Management, LLC 100 Wilshire Blvd, Suite 500 Santa Monica, California, 90401	Guggenheim Funds Distributors, LLC 100 Wilshire Blvd, Suite 500 Santa Monica, California, 90401

ANNUAL AND QUARTERLY REPORTS

Copies of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available at our website at [ ] or without charge upon request by calling us collect at [ ]. You may also direct your request to Carey Credit Income Fund, Attention: [ ], 330 Madison Avenue, New York, New York 10017. Copies of such reports are also posted via EDGAR on the SEC’s website at www.sec.gov.

PLEASE VOTE PROMPTLY BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ACCOMPANYING POSTAGE PAID RETURN ENVELOPE OR BY FOLLOWING THE INSTRUCTIONS PRINTED ON THE PROXY CARD, WHICH PROVIDES INSTRUCTIONS FOR AUTHORIZING A PROXY BY TELEPHONE OR THROUGH THE INTERNET. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

  EXHIBIT A

~~INTERIM~~ INVESTMENT ADVISORY AGREEMENT
BETWEEN
CAREY CREDIT INCOME FUND
AND
GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC
This ~~Interim~~ Investment Advisory Agreement (this “Agreement”) is made as of ~~_________________~~[ ], 2017, by and between CAREY CREDIT INCOME FUND, a Delaware statutory trust (the “Company”), and GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company (the “Advisor”).
WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”);
WHEREAS, the Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (together with the rules promulgated thereunder, the “Advisers Act”);
WHEREAS, the Company desires to retain the Advisor to provide investment advisory services to the Company in the manner and on the terms and conditions hereinafter set forth; and
~~WHEREAS, the Company has previously retained Carey Credit Advisors, LLC, a Delaware limited liability company, to render investment advisory services with respect to the Company pursuant to an Investment Advisory Agreement between the Company and Carey Credit Advisors, LLC dated February 27, 2015, as amended as of January 26, 2017;~~
~~WHEREAS, Carey Credit Advisors, LLC has expressed its intention to the Company’s board of trustees (the “Board of Trustees”) to resign as the Company’s investment adviser effective as of September 11, 2017 (the “Resignation Date”);~~
~~WHEREAS, this Agreement is being entered into to become effective as of the Resignation Date in reliance upon Rule 15a-4 under the 1940 Act;~~
WHEREAS, the Advisor is willing to provide investment advisory services to the Company in the manner and on the terms and conditions hereinafter set forth~~; and~~.
NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Advisor hereby agree as follows:
1.DUTIES OF THE ADVISOR.
(a)    Retention of Advisor. The Company hereby appoints the Advisor to act as the investment advisor to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of trustees of the Company (the “Board of Trustees”), for the period and upon the terms herein set forth in accordance with:

(i)    the investment objective, policies and restrictions that are set forth in the Company’s Registration Statement on Form 10 as declared effective by the Securities and Exchange Commission (the “SEC”), as supplemented, amended or superseded from time to time (the “Registration Statement”);
(ii)    during the term of this Agreement, all other applicable federal and state laws, rules and regulations, and the Company’s Amended and Restated Declaration of Trust, as further amended from time to time (the “Declaration of Trust”);
(iii)    such investment policies, directives and regulatory restrictions as the Company may from time to time establish or issue and communicate to the Advisor in writing; and
(iv)    the Company’s compliance policies and procedures as applicable to the Company’s Advisor and as administered by the Company’s chief compliance officer.
(b)    Responsibilities of Advisor. Without limiting the generality of the foregoing, the Advisor shall, during the term and subject to the provisions of this Agreement:
(i)    determine the composition and allocation of the Company’s investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;
(ii)    identify, evaluate and negotiate the structure of the investments made by the Company;
(iii)    perform due diligence on prospective portfolio companies;
(iv)    execute, close, service and monitor the Company’s investments;
(v)    determine the securities and other assets that the Company shall purchase, retain or sell;
(vi)    provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds;
(vii)    use commercially reasonable efforts to arrange for debt financing on the Company’s behalf as may be determined necessary by the Advisor, subject to oversight and approval of the Board of Trustees; and
(viii)    to the extent permitted under the 1940 Act and the Advisers Act, on the Company’s behalf, and in coordination with any Sub-Advisor (as defined below) and administrator, provide significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance under the 1940 Act, including utilizing appropriate personnel of the Advisor to, among other things, monitor the operations of the Company’s portfolio companies, participate in their board and management meetings, consult with and advise officers of portfolio companies, and provide other organizational and financial consultation.
(c)    Power and Authority. To facilitate the Advisor’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Advisor, and the Advisor hereby accepts, the power and authority to act on behalf of the Company to effectuate investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for purchase or sale transactions on behalf of the Company. In the event that the Company determines to borrow capital to leverage the Company’s assets, the Advisor, in collaboration with the Company’s chief financial officer, shall use commercially reasonable efforts to arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board of Trustees. If it is necessary for the Advisor to make investments on behalf of the Company through one or more special purpose vehicles (each a “SPV”), then the Advisor shall have authority to create, or arrange for the creation of, such SPV and to make investments through SPVs in accordance with applicable law. The Company also grants to the Advisor power and authority to engage in all activities and transactions (and anything incidental thereto) that the Advisor deems, in its sole discretion, appropriate, necessary or advisable to carry out its duties pursuant to this Agreement.
(d)    Acceptance of Appointment. The Advisor hereby accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.
(e)    Sub-Advisors. The Advisor is hereby authorized to enter into one or more investment sub-advisory agreements (each a “Sub-Advisory Agreement”) with other investment advisors (each a “Sub-Advisor”) pursuant to which the Advisor may obtain the services of such Sub-Advisor(s) to assist the Advisor in fulfilling its responsibilities hereunder, subject to the oversight of the Advisor and/or the Company, with the scope of such services and oversight to be set forth in each Sub-Advisory Agreement.
(i)    The Advisor and not the Company shall be responsible for any compensation payable to any Sub-Advisor; provided, however, that the Advisor shall have the right to direct the Company to pay directly to any Sub-Advisor the amounts due and payable to such Sub-Advisor from the fees and expenses payable to the Advisor under this Agreement.
(ii)    Any Sub-Advisory Agreement entered into by the Advisor shall be in accordance with the requirements of the 1940 Act and the Advisers Act, including without limitation, the requirements of the 1940 Act relating to Board of Trustees and Company shareholder approval thereunder, and other applicable federal and state law.
(iii)    Any Sub-Advisor shall be subject to the same fiduciary duties as are imposed on the Advisor pursuant to this Agreement, the 1940 Act and the Advisers Act, as well as other applicable federal and state law.
(f)    Independent Contractor Status. The Advisor shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.
(g)    Record Retention. Subject to review by and the overall control of the Board of Trustees, the Advisor shall, and shall require any Sub-Advisor to, maintain and keep all books, accounts and other records that relate to activities performed by it as required under the 1940 Act and the Advisers Act. The Advisor agrees that all records that it maintains and keeps for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered to the Company upon the termination of this Agreement or otherwise on written request by the Company. The Advisor further agrees that the records that it maintains and keeps for the Company shall be preserved in the manner and for the periods prescribed by the 1940 Act, unless any such records are earlier surrendered as provided above. The Advisor shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law, subject to observance of its confidentiality obligations under this Agreement. The Advisor shall maintain records of the locations where books, accounts and records are maintained among the persons and entities providing services directly or indirectly to the Advisor or the Company. Upon any termination of this Agreement, the Company shall have access to the records described above.
(h)    Fiduciary Duty. The Advisor has a fiduciary duty in connection with the safekeeping and use of funds and assets of the Company.

2.    EXPENSES PAYABLE BY THE COMPANY.
(a)    Advisor Personnel. All investment personnel of the Advisor, when and to the extent engaged in providing investment advisory services and managerial assistance hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Advisor and not by the Company.
(b)    Company’s Expenses. The Company, either directly or through reimbursement to the Advisor, shall bear all costs and expenses of its investment operations and its investment transactions, including, without limitation, costs and expenses relating to:
(i)    the making of investments, including third party fees and expenses with respect to, or associated with, identifying, evaluating (including due diligence) and investing in, portfolio companies and securities;
(ii)    monitoring investments, including expenses and fees payable to third parties with respect to performance, operational and legal review, and compliance and investment oversight and reporting;
(iii)    direct expenses associated with managerial assistance provided or otherwise made available to the Company’s portfolio companies;
(iv)    valuing investments, including expenses and fees payable to third parties with respect to the valuation of the Company’s investments;
(v)    liquidating investments, including expenses and fees payable to third parties in connection with identifying and evaluating purchasers, and negotiating and finalizing terms of liquidation;
(vi)    portfolio expenses, including expenses and fees associated with the holding of or investment in the portfolio company or security; and
(vii)    all third-party fees and expenses in connection with the arrangement of the Company’s debt financings.
(c)    Portfolio Company’s Compensation. In certain circumstances, the Advisor, a Sub-Advisor or any of their respective Affiliates, may receive compensation from a portfolio company in connection with the Company’s investment in such portfolio company. Any compensation received by the Advisor, a Sub-Advisor or any of their respective Affiliates, attributable to the Company’s investment in any portfolio company, in excess of any of the limitations in or exemptions granted from the 1940 Act, any interpretation thereof by the staff of the SEC, or the conditions set forth in any exemptive relief granted to the Advisor, any Sub-Advisor or the Company by the SEC, shall be delivered promptly to the Company and the Company will retain such excess compensation for the benefit of its shareholders.
(d) Excess Expenses. The Advisor acknowledges and agrees that it will be responsible for the payment of the Company’s organization and offering expenses (“Reimbursable O&O Expenses”), as defined in the Organization and Offering Reimbursement Agreement, between the Company and the Advisor to the extent they exceed 1.5% of the Company’s aggregate gross proceeds, without recourse against or reimbursement by the Company.
3.    COMPENSATION OF THE ADVISOR. The Company agrees to pay, and the Advisor agrees to accept, as compensation for the services provided by the Advisor hereunder, a management fee (“Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Advisor may, in its sole discretion, elect or agree to temporarily or permanently waive, defer, reduce or modify, in whole or in part, the Management Fee and/or the Incentive Fee. Any of the fees payable to the Advisor under this Agreement for any partial month or calendar quarter shall be appropriately prorated. The fees payable to the Advisor as set forth in this Agreement shall be calculated using a detailed Management and Incentive Fees calculation policy and procedures approved by the Advisor and the Board of Trustees, including a majority of the “Independent Trustees” (as such term is defined in Section 2(a)(19) of the 1940 Act), and shall be consistent with the calculation of such fees as set forth in this Section.
(a)    Management Fee. The Management Fee will be calculated at the annual rate of 1.75%, based on the simple average of the Company’s gross assets (i.e., total assets) at the end of the two most recently completed calendar months and will be payable monthly in arrears. The determination of gross assets will reflect changes in the fair value of the Company’s portfolio investments. The fair value of derivative financial instruments held in the Company’s portfolio will be included in the calculation of gross assets.
(b)    Incentive Fee. The Incentive Fee will be divided into two parts: (i) a subordinated incentive fee on income and (ii) an incentive fee on capital gains. In the case of a liquidation of the Company or if this Agreement is terminated, the Incentive Fee will also become payable as of the effective date of liquidation or termination. Each part of the Incentive Fee is outlined below.
The subordinated incentive fee on income is earned on Pre-Incentive Fee Net Investment Income, as defined below, and shall be determined and payable in arrears as of the end of each calendar quarter during which this Agreement is in effect. The subordinated incentive fee on income for each quarter will be calculated as follows:
(i)    No subordinated incentive fee on income will be payable in any calendar quarter in which the Pre-Incentive Fee Net Investment Income does not exceed a quarterly return of 1.875% per quarter on Average Adjusted Capital, as defined below (the “Quarterly Preferred Return”).
(ii)    All Pre-Incentive Fee Net Investment Income, if any, that exceeds the Quarterly Preferred Return, but is less than or equal to 2.344% of Average Adjusted Capital in any quarter, will be payable to the Advisor.
(iii)    For any quarter in which Pre-Incentive Fee Net Investment Income exceeds 2.344% of Average Adjusted Capital, the subordinated incentive fee on income shall equal 20% of Pre-Incentive Fee Net Investment Income.
(iv)    “Pre-Incentive Fee Net Investment Income” is defined as:
(a)    the Company’s quarterly net investment income as determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding the expense of quarterly Incentive Fee;
(b)    plus net interest, if any, associated with a derivative financial instrument or swap (which, is defined as the difference between (A) the interest income and transaction fees related to reference assets and paid to the Company by the derivative or swap counterparty, and (B) all interest and other expenses paid by the Company to the derivative or swap counterparty);
(c)    less dividends declared in the quarter on any issued and outstanding preferred stock;
(d)    less the quarterly operating expenses for any Feeder Funds, as defined in the Company’s Registration Statement, excluding any Feeder Fund’s distribution and shareholder servicing fees; and

(e)    less any quarterly expense support obligation from the Advisor to the Company, plus any quarterly expense support reimbursement obligation from the Company to the Advisor under the Expense Support and Conditional Reimbursement Agreement.
(v)    “Average Adjusted Capital” is defined as the daily average of (i) cumulative proceeds generated from sales of the Company’s common shares, (ii) reduced for (A) distributions paid to the Company’s shareholders that represent return of capital on a tax basis, and (B) the cumulative historical proceeds originally generated from sales of the Company’s common shares that have been repurchased pursuant to the share repurchase program or a liquidity event.
(vi)    For the purposes of computing the subordinated incentive fee on income, the calculation methodology will look through derivative financial instruments or swaps as if the Company owned the reference assets directly, in the manner describe in Section 3(b)(iv)(b) above.
The incentive fee on capital gains will be earned on liquidated investments and shall be determined and payable in arrears as of the end of each calendar year during which this Agreement is in effect. The incentive fee on capital gains is equal to 20% of realized capital gains on a cumulative basis from inception, net of (i) all realized capital losses and unrealized depreciation on a cumulative basis from inception and (ii) the aggregate amount, if any, of previously paid incentive fees on capital gains as calculated in accordance with GAAP.
For purposes of computing the incentive fee on capital gains, the calculation methodology will look through derivative financial instruments or swaps as if the Company owned the reference assets directly. Therefore, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative financial instrument or swap, will be included on a cumulative basis in the calculation of the incentive fee on capital gains.
(c)    Waiver or Deferral of Fees. The Advisor shall have the right to elect to waive or defer all or a portion of the Management Fee and/or Incentive Fee that would otherwise be paid to it. Prior to the payment of any fee to the Advisor, the Company shall obtain written instructions from the Advisor with respect to any waiver or deferral of any portion of such fees. Any portion of a deferred fee payable to the Advisor and not paid over to the Advisor with respect to any month, calendar quarter or year shall be deferred without interest and may be paid over in any such other month prior to the occurrence of a liquidity event, as the Advisor may determine upon written notice to the Company. Any Management Fee waived by the Adviser shall be disregarded in the calculation of the Incentive Fee.
4.    REPRESENTATIONS, WARRANTIES AND COVENANT OF THE ADVISOR. The Advisor covenants that it is registered as an investment advisor under the Advisers Act on the effective date of this Agreement as set forth in Section 11 herein, and shall maintain such registration until the expiration or termination of this Agreement. The Advisor agrees that its activities shall at all times comply in all material respects with all applicable federal and state laws governing its operations and investments. The Advisor agrees to observe and comply with applicable provisions of the code of ethics adopted by the Company pursuant to Rule 17j-1 under the 1940 Act, as such code of ethics may be amended from time to time.
5.    BROKERAGE COMMISSIONS. The Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction; provided that, the Advisor determines in good faith, taking into account certain factors (including, without limitation, price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities), that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such exchange member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and is consistent with the Advisor’s duty to seek the best execution on behalf of the Company. Notwithstanding the foregoing, with regard to transactions with or for the benefit of the Company, the Advisor may not pay any commission or receive any rebates or give-ups, nor participate in any business arrangements that would circumvent this restriction.
6.    OTHER ACTIVITIES OF THE ADVISOR. The services of the Advisor to the Company are not exclusive, and the Advisor may engage in any other business or render similar or different services to others, including, without limitation, the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to or different from those of the Company, and nothing in this Agreement shall limit or restrict the right of any officer, director, shareholder (and their shareholders or members, including the owners of their shareholders or members), officer or employee of the Advisor to engage in any other business, or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to previous reimbursement from the Company and applicable law). The Advisor assumes no responsibility under this Agreement other than to render the services set forth herein.
During the term of this Agreement and for a period of one year following any termination or nonrenewal of this Agreement for any reason, the Company shall not, directly or indirectly on behalf of itself or any other person or entity: (a) solicit the employment of or employ any partners, shareholders, directors, officers, employees, consultants and/or associated persons (each, an “Associate”) of the Advisor, any Sub-Advisor or any of their respective Affiliates (collectively, “Advisor Persons”), or any person or entity who was an Associate of an Advisor Person during the one-year period preceding such proposed solicitation or employment, or (b) induce, persuade or attempt to induce or persuade the discontinuation of, or in any way interfere or attempt to interfere with, the relationship between an Advisor Person and any Associate of such Advisor Person or any person or entity who was an Associate of such Advisor Person during the one-year period preceding such proposed inducement, persuasion or interference or attempted inducement, persuasion or interference. The parties intend that any provision of this Section held invalid, illegal or unenforceable only in part or degree because of the duration or geographic scope thereof shall remain in full force to the extent not held invalid, illegal or unenforceable.
For purposes of this Agreement, “Affiliate” or “Affiliated” or any derivation thereof means with respect to any individual, corporation, partnership, trust, joint venture, limited liability company or other entity or association (“Person”): (a) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (d) any executive officer, director, trustee or general partner of such other Person; or (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
7.    RESPONSIBILITY OF DUAL DIRECTORS, OFFICERS AND/OR EMPLOYEES. If any person who is a director, officer, shareholder or employee of the Advisor is or becomes a trustee, officer, shareholder and/or employee of the Company and acts as such in any business of the Company, then such director, officer, shareholder and/or employee of the Advisor shall be deemed to be acting in such capacity solely for the Company, and not as a director, officer, shareholder or employee of the Advisor or under the control or direction of the Advisor, even if paid by the Advisor.

8.    INDEMNIFICATION.
(a)    Indemnification of the Advisor and any Sub-Advisor(s). Subject to Section 9, the Advisor, any Sub-Advisor, each of their directors, officers, shareholders or members (and their shareholders or members, including the owners of their shareholders or members), agents, employees, controlling persons (as determined under the 1940 Act (“Controlling Persons”)) and any other person or entity Affiliated with, or acting on behalf of, the Advisor or Sub-Advisor (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) shall not be liable to the Company for any action taken or omitted to be taken by the Advisor or any Sub-Advisor in connection with the performance of any of their duties or obligations under this Agreement or otherwise as an investment advisor of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Indemnified Parties’ duties or obligations under this Agreement, any Sub-Advisory Agreement, or otherwise as an investment advisor of the Company, to the extent such Losses are not fully reimbursed by insurance and otherwise to the fullest extent such indemnification would not be inconsistent with the Declaration of Trust, the 1940 Act, the laws of the State of Delaware and other applicable law.
(b)    Advancement of Funds. The Company shall be permitted to advance funds to the Indemnified Parties for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are met:
(i)    the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company;
(ii)    the Indemnified Party provides the Company with written affirmation of the Indemnified Party’s good faith belief that the Indemnified Party has met the standard of conduct necessary for indemnification by the Company;
(iii)    the legal action is initiated by a third party who is not a Company shareholder, or the legal action is initiated by a Company shareholder and a court of competent jurisdiction specifically approves such advancement; and
(iv)    the Indemnified Party undertakes in a written agreement to repay the advanced funds to the Company, allocated as advanced, together with the applicable legal rate of interest thereon, in cases in which the Indemnified Party is found not to be entitled to indemnification pursuant to a final, non-appealable decision of a court of competent jurisdiction.
(c)    Indemnification of the Company. The Advisor shall indemnify the Company, and its Affiliates and Controlling Persons, for any Losses that the Company or its Affiliates and Controlling Persons may sustain as a result of the Advisor’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.
9.    LIMITATION ON INDEMNIFICATION. Notwithstanding Section 8(a) to the contrary, nothing contained herein shall protect or be deemed to protect any of the Indemnified Parties against, or entitle or be deemed to entitle any of the Indemnified Parties to indemnification in respect of, any Losses to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s or Sub-Advisor’s duties, or by reason of the reckless disregard of the Advisor’s or Sub-Advisor’s duties and obligations under this Agreement or any Sub-Advisory Agreement (to the extent applicable, as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder).
In addition, notwithstanding any of the foregoing to the contrary, the provisions of Section 8 and this Section 9 shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of Section 8 and this Section 9 to the fullest extent permitted by law.
10.    BRAND USAGE. The Advisor conducts its investment advisory business under the trademark “Guggenheim” and the “Guggenheim” design (collectively, the “Brand”). In connection with the Company’s (a) public filings, (b) requests for information from state and federal regulators, (c) offering materials and advertising materials and (d) investor communications, the Company may state in such materials that investment advisory services are being provided by the Advisor to the Company under the terms of this Agreement. The Advisor hereby grants a non-exclusive, non-transferable and non-sublicensable license to the Company for the use of the Brand as permitted in the foregoing sentence and in connection with the Company’s name. The Company agrees that the Advisor is the sole owner of the Brand and agrees not to challenge or contest the validity of, or the Advisor’s rights in the Brand (and the associated goodwill). Prior to using the Brand in any manner, the Company shall submit all proposed uses to the Advisor for prior written approval. The Company agrees to control the use of such Brand in accordance with the standards and policies as established between the Advisor and the Company. The Advisor reserves the right to terminate this license immediately upon written notice for any reason, including if the usage is not in compliance with the standards and policies. Notwithstanding the foregoing, the term of the license granted under this Section shall be for the term of this Agreement only, including renewals and extensions, and the right to use the Brand as provided herein shall terminate immediately upon the termination of this Agreement. Without limiting the foregoing, this license shall have no effect on the Company’s ownership rights of the works within which the Brand shall be used.
11.    EFFECTIVENESS, DURATION AND TERMINATION OF AGREEMENT.
(a)    Term and Effectiveness~~1.~~    . This Agreement shall become effective on the ~~Resignation Date~~date the Company’s shareholders approve this Agreement in accordance with the requirements of the 1940 Act and shall continue ~~on an interim basis (unless terminated as set forth in Section 11(b)) until the earlier of (i) 150 calendar days from the Resignation Date or~~in effect for two years from such ~~later date as may be consistent with the 1940 Act, rules and regulations thereunder or exemptive relief or interpretive positions of the staff of the SEC or (ii) the effective date of a new advisory agreement between the Company and the Advisor, if any, that has been approved by~~date. Thereafter, the Agreement shall continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually by: (i) the vote of the Board of Trustees, or by the vote of a majority of the ~~Company’s~~ outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s Independent Trustees who are not parties to this Agreement, in accordance with the requirements of the 1940 Act.
(b)    Termination. This Agreement may be terminated at any time, without the payment of any penalty: (i) by the Company upon ~~10~~60 days’ prior written notice to the Advisor: (A) upon the vote of a majority of the outstanding voting securities of the Company (as “majority” is defined in Section 2(a)(24) of the 1940 Act) or (B) by the vote of the Company’s Independent Trustees; or (ii) by the Advisor upon not less than 120 days’ prior written notice to the Company. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of construing Section 15(a)(4) of the 1940 Act).

(c)    Payments to and Duties of Advisor Upon Termination.
(i)    After the termination of this Agreement, the Advisor shall not be entitled to compensation for further services provided hereunder except that it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, including any deferred fees.
(ii)    In the event of a termination by the Advisor pursuant to Section 11(b)(ii) above, if the Independent Trustees elect to continue the Company, the Advisor shall pay all direct expenses incurred by the Company as a result of its withdrawal up to, but not exceeding, $250,000.
(iii)    The Advisor shall promptly upon termination:
(a)    deliver to the Board of Trustees a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Trustees;
(b)    deliver to the Board of Trustees all assets, documents, books and records of the Company then in custody of the Advisor; and
(c)    cooperate with the Company to provide an orderly transition of services.
The following provision shall apply for only so long as the shares of the Company are not listed on a national securities exchange:
(d)    Other Matters. Upon termination of the Advisor, the Company may terminate the Advisor’s interest in the Company’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Advisor’s interest, determined by agreement of the terminated Advisor and the Company, excluding the Advisor’s investment interest in the common and preferred stock of the Company, if any. If the Company and the Advisor cannot agree upon such amount, then such amount will be determined in accordance with the then current rules of the American Arbitration Association. The expenses of such arbitration shall be borne equally by the terminated Advisor and the Company.
12.    NOTICES. Any notice under this Agreement shall be given in writing and delivered via electronic mail, facsimile, mail, or courier, at the addresses below or at such other address as each party may from time to time specify in a notice given in accordance with this Section.
If to the Company:
Carey Credit Income Fund
100 Wilshire Boulevard, 5th Floor
Santa Monica, California 90401
If to the Advisor:
Guggenheim Partners Investment Management, LLC
100 Wilshire Boulevard, 5th Floor
Santa Monica, California 90401
13.    AMENDMENTS. This Agreement may be amended by the mutual written consent of the parties.
14.    SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.
15.    COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.
16.    GOVERNING LAW. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the 1940 Act, this Agreement shall also be construed in accordance with the applicable provisions of the 1940 Act and the Advisers Act. In such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the 1940 Act or the Advisers Act, the 1940 Act or the Advisers Act shall control. Any reference in this Agreement to a statute or provision of the 1940 Act shall be construed to include any successor statute or provision to such statute or provision and any reference to any rule promulgated under the Advisers Act shall be construed to include any successor promulgated rule.
17.    THIRD PARTY BENEFICIARIES. Except for any Sub-Advisor (with respect to Sections 6, 8 and 11(d)) and any Indemnified Party, such Sub-Advisor and the Indemnified Parties each being an intended beneficiary of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.
18.    ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.
19.    SURVIVAL. The provisions of Sections 1(g), 2(c), 8, 9, 11, 16 and this Section 19 shall survive termination of this Agreement.
20.    INSURANCE. The Company shall acquire and maintain a trustees and officers liability insurance policy or similar insurance policy, which may name the Advisor and any Sub-Advisor each as an additional insured party (each an “Additional Insured Party” and collectively the “Additional Insured Parties”). Such insurance policy shall include reasonable coverage from a reputable insurer. The Company shall make all premium payments required to maintain such policy in full force and effect; provided, however, each Additional Insured Party, if any, shall pay to the Company or the insurer, in advance of the due date of such premium, its allocated share of the premium. Irrespective of whether the Advisor and any Sub-Advisor is a named Additional Insured Party on such policy, the Company shall provide the Advisor and any Sub-Advisor with written notice upon receipt of any notice of: (a) any default under such policy; (b) any pending or threatened termination, cancellation or non-renewal of such policy; or (c) any coverage limitation or reduction with respect to such policy. The foregoing provisions of this Section notwithstanding, the Company shall not be required to acquire or maintain any insurance policy to the extent that the same is not available upon commercially reasonable pricing terms or at all, as determined in good faith by the required majority (as defined in Section 57(o) of the 1940 Act) of the Board of Trustees.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

CAREY CREDIT INCOME FUND
a Delaware statutory trust

By: ______________________
Name:
Title:

GUGGENHEIM PARTNERS INVESTMENT MANAGEMENT, LLC
a Delaware limited liability company

By: ______________________
Name:
Title:

EXHIBIT B
PRINCIPAL SHAREHOLDERS OF THE MASTER FUND
As of August 25, 2017, the following persons were the owners of more than 5% of the outstanding Shares of the Master Fund.

Name	Address	Percentage of Ownership in the Master Fund
IDF III, LLC	227 W Monroe St. Chicago, IL 60606	[ ]
Carey Credit Advisors, LLC	50 Rockefeller Plaza, New York, NY 10020	[ ]
Carey Credit Income Fund 2016 T*	[50 Rockefeller Plaza, New York, NY 10020]	[ ]
Carey Credit Income Fund — I*	[50 Rockefeller Plaza, New York, NY 10020]	[ ]

* Represents shareholder of record of the Master Fund.

[INSERT PROXY CARD]